Exhibit 99.1

Newtek Small Business Finance, LLC Funded a Quarterly Record $183.0 Million in SBA 7(a) Loans in the Fourth Quarter of 2019; an Increase of 22.8% over Fourth Quarter 2018

Newtek and Portfolio Companies Close Approximately $250 Million in Loans in the Fourth Quarter of 2019

Boca Raton, FL, January 10, 2020 - Newtek Business Services Corp. (“Newtek”) (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that for the three months ended December 31, 2019, Newtek Small Business Finance, LLC (“NSBF”) funded a quarterly record $183.0 million in SBA 7(a) loans, which represents a 22.8% increase over SBA 7(a) loans funded for the three months ended December 31, 2018. For the year ended December 31, 2019, NSBF funded $517.7 million of SBA 7(a) loans; an increase of 10.3% over SBA 7(a) loans funded for the year ended December 31, 2018. In addition, with respect to total loan closings for the quarter, NSBF, Newtek Business Lending (“NBL”), a wholly owned portfolio company, and Newtek Conventional Lending (“NCL”), the joint venture between a Newtek wholly owned subsidiary and Conventional Lending TCP Holding, LLC, a wholly owned affiliate of BlackRock TCP Capital Corp, closed a total of $249.1 million of SBA 7(a), SBA 504 and non-conforming conventional loans.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased to announce our fourth quarter and full year 2019 loan fundings across the different lending products we offer through Newtek and our portfolio companies. Our NSBF SBA 7(a) loan platform funded a record $183.0 million of loans during the fourth quarter of 2019, which represents quarterly year-over-year growth of 22.8%. In addition, our 2019 year-over-year growth of 10.3% in SBA 7(a) loan fundings is in line with our previously forecasted funding growth expectations of 10.8%. Furthermore, total loan closings in 2019 across the full Newtek small business finance platform (SBA 7(a), SBA 504 and non-conforming commercial loans), totaled approximately $643 million, which does not include the fundings of Newtek Business Credit Solutions, a wholly-owned controlled portfolio company that provides receivables and inventory financing.”

Mr. Sloane continued, “Our system and origination platform is generating great opportunities for our company and investors within our expected credit parameters and performance expectations. The Newtek business finance platform is doing what it has been designed for and its loan origination volumes are being spread across

Exhibit 99.1
four funding platforms, which give us a diverse stream of income encompassing fee income, servicing income, net interest margin and gain on sale. Our goal to reduce dependence on gain-on-sale income and spread our income across multiple different lending platforms will be evident and discussed in further detail when we release our full year 2019 financial results and host the accompanying conference call.”

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com
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